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                                                                Exhibit 10.52(i)


                          AMENDED AND RESTATED WARRANT


                                                                 August 7, 2002
                                             (Originally issued August 29, 2000)



            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                                     Warrant to Purchase 171,041
                                                          Shares of Common Stock


                           TRANSTECHNOLOGY CORPORATION

                          COMMON STOCK PURCHASE WARRANT

                           VOID AFTER AUGUST 29, 2010

TransTechnology Corporation (the "COMPANY"), a Delaware corporation, hereby certifies that for value received J. H. Whitney Mezzanine Fund, L.P. ("WMF"), a Delaware limited partnership, or its successors or assigns (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 171,041 fully paid and nonassessable shares of Common Stock, as defined herein, of the Company, at an exercise price equal to the Purchase Price, as defined herein, subject to adjustment as provided herein, at any time or from time to time beginning on August 29, 2000 and prior to 5:00 P.M., New York City time, on August 29, 2010 (the "Expiration Date").

This Amended and Restated Warrant amends and restates the Warrant issued pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of August 29, 2000, among the Company, J.H. Whitney Mezzanine Fund, L.P. ("WMF"), Albion Alliance Mezzanine Fund I, L.P. ("ALBION I"), Albion Alliance Mezzanine Fund II, L.P. ("ALBION II", and together with Albion I, the "ALBION FUNDS"), The Equitable Life Assurance Society of the United States ("EQUITABLE"), Fleet Corporate Finance, Inc. ("FLEET") and Citizens Capital Incorporated ("CITIZENS", and together with


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WMF, the Albion Funds, Equitable and Fleet, the "PURCHASERS"), as amended, and is subject to the terms thereof. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement. The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement and the Registration Rights Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

                  1. DEFINITIONS. For the purposes of this Warrant, the following terms shall have the meanings indicated:

                  "APPLICABLE PRICE" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Dilution Price.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "CLOSING PRICE" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

                  "CO-INVESTOR WARRANTS" shall mean all warrants, other than the Warrant, to purchase Common Stock issued pursuant to the Purchase Agreement and any subsequent warrants issued pursuant to the terms of such warrants.

                  "COMMON STOCK" means the common stock, par value $.01 per share, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

                  "COMPANY" has the meaning ascribed to such term in the first paragraph of this Warrant.

                  "CURRENT MARKET PRICE" shall be determined in accordance with Subsection 3(e).

                  "DILUTION PRICE" shall mean, with respect to each share of Common Stock, the Purchase Price, subject to appropriate adjustment for events described in Subsection 3(a).



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

                  "EQUITY EQUIVALENTS" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing.

                  "EXERCISE DATE" has the meaning ascribed to such term in Subsection 2(d).

                  "EXPIRATION DATE" has the meaning ascribed to such term in the first paragraph of this Warrant.

                  "HOLDER" has the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.

                  "ISSUABLE WARRANT SHARES" means the shares of Common Stock issuable at any time upon exercise of the Warrant.

                  "ISSUED WARRANT SHARES" means any shares of Common Stock issued upon exercise of the Warrant.

                  "LIQUIDATION AMOUNT" shall mean the amount that would be received by a stockholder of the Company with respect to one share of Common Stock if immediately prior to the occurrence of a Liquidity Event all the Warrants, as amended and restated, and all other Equity Equivalents to the extent convertible, exchangeable or exercisable at the time of the Liquidity Event (including by reason of such Liquidity Event) were converted, exchanged or exercised in full, the Company were liquidated, and all assets of the Company, after payment of all liabilities, were distributed to the stockholders.

                  "LIQUIDITY EVENT" has the meaning ascribed to such term in the Notes, as amended from time to time.

                  "NASDAQ" shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

                  "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PURCHASE AGREEMENT" has the meaning ascribed to such term in the second paragraph of this Warrant.

                  "PURCHASE PRICE" shall mean, (a) if the Exercise Date is prior to December 31, 2002, the lesser of (i) $9.93, or (ii) in the event any Liquidity Event occurs prior to December 31, 2002, the



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Liquidation Amount less $5.00, but in no event less than $.01, and (b) if the
Exercise Date is subsequent to December 31, 2002, $.01.

                  "WARRANT" shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

                  "WARRANT REGISTER" has the meaning ascribed to such term in Subsection 9(c).

                  "WMF PLEDGE" shall mean any pledge of the WMF Note, the WMF Warrant or the shares of stock issued upon exercise of the WMF Warrant pursuant to the terms of the partnership agreement or other agreement of WMF, pursuant to which WMF issued any bonds, promissory notes or other evidence of indebtedness.

            2. EXERCISE OF WARRANT.

                  (a) EXERCISE. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the "Election to Purchase Shares") attached hereto as EXHIBIT A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) DELIVERY OF SHARES; PAYMENT OF PURCHASE PRICE. As soon as practicable after surrender of this Warrant and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by assigning to the Company all or any part of the unpaid principal amount of the Note, as amended from time to time, held by the Holder in a principal amount equal to the Purchase Price, (iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date, or (iv) by cancellation of any portion of this Warrant with respect to the number of shares of Common Stock equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the difference between (1) Current Market Price per share of Common Stock on the Exercise Date, and (2) the Purchase Price per share of Common Stock.

                  (c) PARTIAL EXERCISE. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon



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

surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

                  (d) WHEN EXERCISE EFFECTIVE. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the "Exercise Date") and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

                  (e) ISSUED WARRANT SHARES FULLY PAID, NONASSESSABLE. The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Issued Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and nonassessable.

                  (f) CONTINUED VALIDITY. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 9.

            3. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

                  (a) DIVIDEND, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date

(giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

                  (b) ISSUANCE OF RIGHTS TO PURCHASE COMMON STOCK BELOW CURRENT MARKET PRICE OR DILUTION PRICE. If the Company shall, at any time or from time to time, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock (other than pursuant to Plans) entitling them to subscribe for or purchase Common Stock, or securities convertible into Common Stock at a price per share of Common Stock or having a conversion price per share of Common Stock if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, options, warrants or other securities convertible into Common Stock by (y) the total number of shares of Common Stock covered by such rights, options, warrants or other securities convertible into Common Stock) which is lower than either the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Dilution Price, then, the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Applicable Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price that otherwise would be in effect but for the fact such record date was fixed (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

                  (c) CERTAIN DISTRIBUTIONS. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Subsection 3(a)) or subscription rights, options or warrants (excluding those referred to in Subsection 3(b)), then the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

            (d) ISSUANCE OF COMMON STOCK BELOW CURRENT MARKET PRICE OR DILUTION PRICE.

                  (i) If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower than either the Current Market Price per share of Common Stock or the Dilution Price immediately prior to such sale or issuance, then, subject to clause 3(d)(ii), the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Applicable Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or

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receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Subsection 3(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. The determination of whether any adjustment is required under this Subsection 3(d) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance of shares of Common Stock upon the exercise of such rights to subscribe or purchase.

                  (ii) No adjustment shall be made to the Purchase Price pursuant to clause 3(d)(i) in connection with the issuance of (A) shares issued in any of the transactions described in Subsections 3(a), (b) and (c) hereof;
(B) shares issued upon exercise of this Warrant or the Co-Investor Warrants; (C) additional issuances of options to purchase shares of Common Stock pursuant to the Company's existing stock option plans, under which the Company is authorized to issue an aggregate of 1,250,000 shares of Common Stock, granted at an exercise price of not less than the Current Market Price of Common Stock at the time of grant and issued consistent with previous grants under the Company's stock option plans; and (D) in any arm's length institutional financing of debt in which shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock are issued as part of a unit, if such shares would otherwise be included in clause 3(d)(i).

                  (iii) Notwithstanding any provision in Section 3 to the contrary and without limitation to any other provision contained in Section 3, in the event any securities of the Company (other than this Warrant or the Co-Investor Warrants), including, without limitation, those securities set forth as exceptions in Subsection 3(d)(ii) (for purposes of this Subsection, collectively, the "SUBJECT SECURITIES"), are amended or otherwise modified by operation of its terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions other than antidilution provisions substantially similar to those contained in Section 3(a) hereof) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, THEN such amendment or modification shall be treated for purposes of Section 3 as if the Subject Securities which have been amended or modified have been terminated and new securities have been issued with the amended or modified terms. The Company shall make all necessary adjustments (including successive adjustments if required) to the Purchase Price in accordance with Section 3, but in no event shall the Purchase Price be greater than it was immediately prior to the application of this Subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Subsection under Section 3(b) or 3(d), as the case may be, without such Subject



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Securities having been exercised, converted or exchanged in full pursuant to their terms, the adjusted Purchase Price shall be appropriately readjusted in the manner specified in such Section.

                  (e) DETERMINATION OF CURRENT MARKET PRICE. For the purpose of any computation under Subsections (b), (c) or (d) of this Section 3 or any other provision of this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Company, on the one hand, and Holder on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally recognized investment banking firm. Each appraiser shall be instructed to, within 30 days of appointment, determine the Current Market Price per share of Common Stock which shall be deemed to be equal to the fair market value per share of Common Stock as of such date. If the two appraisers are unable to agree on the Current Market Price per share of Common Stock within such 30 day period, then the two appraisers, within 10 days after the end of such 30 day period shall jointly select a third appraiser. The third appraiser shall, within 30 days of its appointment, determine, in good faith, the Current Market Price per share of Common Stock and such determination shall be controlling. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit its appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The cost of the foregoing appraisals shall be shared one-half by the Company and one-half by WMF, PROVIDED, HOWEVER, in the event a third appraiser is utilized and one of the two initial appraisals (but not the other initial appraisal) is greater than or less than the appraisal by such third appraiser by 10% or more, then the cost of all of the foregoing appraisals shall be borne by the party who appointed the appraiser who made such initial appraisal.

                  (f) DE MINIMIS ADJUSTMENTS. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than $0.05, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of $0.05 per share or more. If the Company shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, such amount of $0.05 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Subsection 3(f), any adjustment postponed pursuant to this Subsection 3(f) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this
Section 3(f), have required such adjustment, (ii) an Exercise Date or (iii) the Expiration Date.

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                  (g) ADJUSTMENTS TO OTHER SHARES. In the event that at any
time, as a result of an adjustment made pursuant to Subsection 3(a), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections 3(a), (b), (c) and (d), inclusive, and the provisions of Sections 2, 5, 6 and 7 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                  (h) ADJUSTMENT OF NUMBER OF SHARES ISSUABLE UPON EXERCISE. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsections 3(a), (b), (c) or (d), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) REORGANIZATION, RECLASSIFICATION, MERGER AND SALE OF ASSETS. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

            4. CERTIFICATE AS TO ADJUSTMENTS. Whenever the Purchase Price and the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 14, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted

Purchase Price, the number of shares of Common Stock issuable, or the securities or other property deliverable, upon exercise of the Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

            5. FRACTIONAL SHARES. Notwithstanding an adjustment pursuant to
Section 3(h) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Applicable Price.

            6. NOTICE OF PROPOSED ACTIONS. In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend), (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holder, in accordance with Section 14, a written notice of such proposed action, which shall specify
(i) the record date for the purposes of such stock dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least five (5) Business Days prior to the applicable record, determination or effective date specified in such notice.

            7. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

            8. REPLACEMENT OF WARRANTS. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

            9. RESTRICTIONS ON TRANSFER.

                  (a) Subject to the provisions of this Section 9 and Section
11.3 of the Purchase Agreement, this Warrant may be transferred or assigned, in whole or in part, by the Holder at any time, and from time to time. The term "Holder" as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of the Warrant or the Common Stock issuable upon the exercise of the Warrant acknowledges that the Warrant or the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  (b) With respect to a transfer (other than in connection with the WMF Pledge) that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such shares of Common Stock (or portion thereof), subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Section 9 which may result in the actual exercise on any later date.

                  (c) The Company shall maintain a register (the "Warrant Register") in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this

Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as EXHIBIT B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

                  (d) Notwithstanding any provision in this Warrant to the contrary, the Holder shall not sell, assign, or otherwise transfer to any Person (a "Transferee") any Issued Warrant Shares prior to the Expiration Date (other than pursuant to the WMF Pledge) unless such Transferee agrees in writing to be bound in the same manner as the Holder by the provisions of this Section 9 (to the extent such provisions have not terminated or expired) as they relate to the Issued Warrant Shares. The Company acknowledges that each Transferee is an intended third party beneficiary of, and shall be entitled to, all rights of the Holder under Sections 10, 13, 14, 15 and 16 hereof with respect to any Issued Warrant Shares purchased by such Transferee.

                  (e) Notwithstanding any other provisions of this Warrant, in the event that the Holder is subject to regulation under the Bank Holding Company Act of 1956 (BHC Act), the Holder may only transfer the Warrant in compliance with the terms of the Warrant and any applicable related agreements or contracts in the following circumstances:

                       (i) to any person who intends to sell the shares issuable upon exercise of the Warrant in connection with a public offering, reasonably determined by the Holder to be widely distributed, of the shares; or

                       (ii) in a transaction with any person who acquires at least a majority of the voting securities of the Company (excluding the shares issuable upon exercise of the Warrants); or

                       (iii) in a transaction with any person who, as a result of the transaction, would hold Warrants exercisable into shares which (altogether with all other voting stock or rights thereto of the Company held by such person) would equal no more than 2% of the Company's voting stock; or

                       (iv) in a sale conducted in accordance with Securities and Exchange Commission Rule 144.

                  Notwithstanding the foregoing, the above restrictions on the transfer of the Warrant shall cease to apply to the extent expressly granted, in writing, by the Board of Governors of the Federal Reserve System or as otherwise permitted by under the BHC Act or the regulations promulgated under the BHC Act.

                  Notwithstanding any other provision of this Warrant, in the event that the holder is subject to regulation under the BHC Act, the Holder may only exercise the Warrant to the extent that, after such exercise, the Holder will not hold more than 4.99% of any "Class" of "Voting Securities" (each as defined in the BHC Act) of the Company or such exercise is otherwise is expressly granted, in writing, by the Board of Governors of the Federal Reserve System or as otherwise permitted under the BHC Act or the regulation promulgated under the BHC Act.

            10. HOLDER PUT RIGHT.

                  (a) Upon the occurrence of a Liquidity Event, the Holder shall have the right (the "Put Right") exercisable concurrently therewith, and at any time during the 120-day period following such Liquidity Event, to cause the Company, subject to the terms and conditions hereof, to purchase from the Holder all, or any portion, of this Warrant and the Issued Warrant Shares, if any, at a purchase price per Issuable Warrant Share or Issued Warrant Share, as the case may be, equal to (i) if the Liquidation Amount is greater than $5.00, the greater of (A) $5.00 and (B) the Liquidation Amount less $9.93; and (ii) if the Liquidation Amount is equal to or less than $5.00, the Liquidation Amount. Such right shall be exercisable by the Holder upon the closing of the Liquidity Event or thereafter by delivery of written notice (the "PUT NOTICE") to the Company, specifying the date on which such repurchase shall occur. Upon the date designated for such repurchase pursuant to the Put Notice, the Holder shall deliver to the Company, as applicable, this Warrant and one or more certificates representing Issued Warrant Shares, if any, being repurchased duly endorsed for transfer to the Company against (i) payment therefor by (at the option of the Holder) (x) wire transfer to an account in a bank located in the United States designated by the Holder for such purposes or (y) delivery of a certified or official bank check drawn on a member of the New York Federal Reserve Clearing House, and (ii) if the Holder has elected to have only a portion of this Warrant repurchased, delivery of a new warrant duly executed by the Company, on the same terms and conditions as this Warrant, except that such warrant shall be exercisable for the remaining number of Issuable Warrant Shares.

                  (b) If, for any reason, the Company is prohibited or otherwise unable to pay to the Holder any portion of the aggregate purchase price for any portion of this Warrant or the Issued Warrant Shares in connection with the exercise by the Holder of its rights under Section 10(a), then, in addition to and not in limitation of any other rights or remedies that may be available to the Holder, such unpaid portion of the purchase price shall bear interest, payable on demand in immediately available funds, for each day from the date such portion of the aggregate purchase price was due to the date of actual payment, at a rate equal to the Interest Rate under the Notes, as amended from time to time, compounding quarterly until paid in full.

                  (c) The right to receive payment from the Company upon exercise of the Put Right set forth in this Section 10 is subject to and subordinated by the terms of an Intercreditor and Subordination Agreement (the "Senior Subordination Agreement") dated as of August 7, 2002 by and among The CIT Group/Business Credit, Inc., Ableco Finance LLC (for itself and as agent), the

Company, certain of the Company's subsidiaries, and the Purchasers, and is also subject to the terms of a Subordinated Indebtedness Intercreditor Agreement, dated August 29, 2000, among the Company and the Purchasers (the "SubDebt Intercreditor Agreement"), each of which is incorporated herein by reference. In the event the Company is unable to make a payment to the Holder by reason of the subordination provided in such agreements, the Company shall issue to the Holder a note dated the date such payment was otherwise required to be made, in form and substance identical to the Notes, in the principal amount of the payment required to be made on account of the Put Right, which Note shall thereafter be deemed a Note for all purposes under the Purchase Agreement, the Senior Subordination Agreement and the SubDebt Intercreditor Agreement.

            11. NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

            12. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

            13. AMENDMENT OR WAIVER. Subject to the terms of the Section 11.4 of the Purchase Agreement, this Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

            14. NOTICES. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office as specified in Section
11.2 of the Purchase Agreement and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

            15. CERTAIN REMEDIES. The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

            16. SURVIVAL. The provisions of Section 10 hereof shall survive the complete exercise of this Warrant and the issuance of all Issuable Warrant Shares.

            17. GOVERNING LAW. This Agreement shall be governed by, construed in accordance with, and enforced under, the Law of the State of New York applicable to agreements or instruments entered into and performed entirely within such State.

            18. HEADINGS. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                   TRANSTECHNOLOGY CORPORATION

                                   By:  /s/ Gerald C. Harvey
                                        --------------------
                                        Name:    Gerald C. Harvey
                                        Title:   Vice President, Secretary and
                                                 General Counsel

                                                          Exhibit A to Common
                                                          Stock Purchase Warrant
                                                          ----------------------

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $.01 per share ("Common Stock"), of [Name of Issuer] (the "Company") and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by assignment to the Company pursuant to Section 2(b)(ii) of the Warrant of $_____________ aggregate principal amount of the Note (as defined in the Warrant)] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(iii) _____ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to
Section 2(b)(iv) of a portion of the Warrant with respect to _________ shares of Common Stock]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         ----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           --------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
         ---------------------------------------------------------------------
                                   (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           --------------------------------------------------------------------
                               (NAME OF HOLDER)

--------------------------------------------------------------------------------
                        (ADDRESS, INCLUDING ZIP CODE)

Dated:                                                   [NAME OF HOLDER]
         -----------------------------------
                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:
-----------------------------
(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

                                                          Exhibit B to Common
                                                          Stock Purchase Warrant
                                                          ---------------------


                              [FORM OF] ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock"), of TRANSTECHNOLOGY CORPORATION represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE                  ADDRESS           NO. OF SHARES




and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of TRANSTECHNOLOGY CORPORATION maintained for that purpose, with full power of substitution in the premises.

Dated:                                  [NAME OF HOLDER1]
         ---------------------------


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



-----------------------------
(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.